Exhibit 10.3
TERMINATION AGREEMENT
I. Parties
This Termination Agreement (“Agreement”) is made by and between:
A.	Residential Capital, LLC (“ResCap”);

B.	GMAC LLC (“GMAC”); and

C.	General Motors Corporation (“GM”).
II. Recitals
A.	ResCap, GMAC, and GM are parties to the Trademark License Agreement, dated June 24, 2005, under which:
1.	GMAC licenses to ResCap the “GMAC” trademark (“GMAC Marks”); and

2.	GM licenses to ResCap the “GM” and “GM Family First” trademarks (“GM Marks”);
B.	GM, GM Finance Co. Holdings, GMAC, and FIM Holdings LLC (“FIM”) entered into the Purchase and Sale Agreement, dated April 2, 2006, under which GM will sell to FIM 51% of GM’s interest in GMAC (“Sale”).
C.	In connection with the Sale, and effective upon its closing:
1.	GMAC will assign to GM all of GMAC’s right, title, and interest in the “GMAC” trademark;

2.	GM and/or its subsidiaries, as appropriate, will license to GMAC the “GMAC” trademark, the “GM” trademark, the “GM Family First” trademark, and other intellectual property owned by GM and its subsidiaries (collectively “GM IP”), under an Intellectual Property License Agreement;

3.	GMAC will sublicense its rights in the GM IP to ResCap and its subsidiaries under a separate intellectual property sublicense agreement.
D.	Because GMAC will no longer own the “GMAC” trademark after the Sale, and because the parties have agreed to the above-described alternative arrangements regarding ResCap’s rights to the GMAC Marks and the GM Marks, the TLA will be obsolete, and the parties desire to terminate it.
III. Agreement
In consideration of the above premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ResCap, GMAC, and GM agree as follows:
A.	Termination. ResCap, GMAC, and GM hereby terminate the TLA in its entirety, effective upon occurrence of all of the following:
1.	The consummation of the Sale;

2.	The Intellectual Property License Agreement between GM and GMAC becomes effective; and

3.	The intellectual property sublicense agreement between GMAC and ResCap becomes effective.
B.	Effect of Termination. Upon termination of the TLA all obligations of the parties arising under the TLA will cease, notwithstanding any contrary indication in the TLA, and the TLA will be unenforceable.
C.	Waiver and Release. Each party hereby:
1.	Waives notice of termination of the TLA and all termination procedures; and

2.	Releases and discharges other parties, their shareholders, directors, officers, employees, and representatives from any and all claims arising under the TLA, regardless of whether the claims are known or unknown as of the date of this Agreement and regardless of whether such claim accrued before termination of the TLA.
D.	Counterparts. This Agreement may be executed in two or more counterparts, each of which is deemed an original, but all of which together constitute one and the same agreement.
E.	Governing Law. This Agreement is governed by and construed under the laws of Michigan, without regard to Michigan’s law on conflicts of laws.

Residential Capital, LLC		GMAC LLC

Signature:	/s/ James R. Giertz	Signature:	/s/ Sanjiv Khattri

By:	James R. Giertz	By (print):	Sanjiv Khattri

Title:	Chief Financial Officer	Title:	Executive Vice President and Chief Financial Officer

Date:	November 30, 2006	Date:	November 30, 2006

General Motors Corporation

		Signature:	/s/ Teresa Holderer

		By (print):	Teresa Holderer

		Title:	Attorney-in-fact

		Date:	November 30, 2006